Exhibit 10.9

TRANS-INDIA ACQUISITION CORPORATION

July 28, 2006

Johnson and Colmar

300 South Wacker Drive

Suite 1000

Chicago, IL 60606

Gentlemen:

This letter will confirm our agreement, that commencing on the effective date (“Effective Date”) of the registration statement of the initial public offering (“IPO”) of the securities of Trans-India Acquisition Corporation (“Company”) and continuing until the earlier of the consummation by the Company of a “business combination” (as described in the Company’s IPO prospectus) and the Company’s liquidation (the “Termination Date”), Johnson and Colmar shall make available to the Company certain administrative, technology and secretarial services, as well as the use of certain limited office space in Chicago, as may be required by the Company from time to time, situated at 300 South Wacker Drive, Suite 1000, Chicago, Illinois 60606 (or any successor location). In exchange therefor, the Company shall pay to Johnson and Colmar the sum of $7,500 per month (the “Fee”) on the Effective Date and continuing monthly thereafter until the Termination Date.

TRANS-INDIA ACQUISITION CORPORATION

By:	/s/ BOBBA VENKATADRI
Name: Bobba Venkatadri
Title: President and Chief Executive Officer